Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 11, 2007, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-140232) and related Prospectus of Monotype Imaging Holdings Inc. dated June 7, 2007.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 5, 2007